EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2013 and 2012	3

Balance Sheet as of March 31, 2013 and December 31, 2012	4

Statement of Cash Flows for the three months ended March 31, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating Revenues	$150,614	$116,716

Operating Expenses
Operation
Natural gas purchased	91,070	64,468
Operation and maintenance	17,798	13,991
Depreciation and amortization	11,774	11,539
Taxes - other than income taxes	7,628	6,530
Total Operating Expenses	128,270	96,528
Operating Income	22,344	20,188

Other Income and (Deductions), net	(569)	656

Interest Charges, net
Interest on long-term debt	3,344	3,344
Other interest, net	188	73
	3,532	3,417
Amortization of debt expense and redemption premiums	76	76
Total Interest Charges, net	3,608	3,493

Income Before Income Taxes	18,167	17,351

Income Taxes	7,383	7,511

Net Income	$10,784	$9,840

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2013	2012

Net Income	$10,784	$9,840
Other Comprehensive Income, net	253	423
Comprehensive Income	$11,037	$10,263

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$2,111	$7,357
Accounts receivable less allowance of $3,500 and $2,600, respectively	95,916	68,646
Intercompany loan receivable	34,000	2,000
Unbilled revenues	15,502	18,339
Current regulatory assets	23,437	21,456
Deferred income taxes	1,754	3,139
Natural gas in storage, at average cost	13,969	36,922
Prepayments	2,465	1,391
Other	3,463	3,131
Total Current Assets	192,617	162,381

Other investments	9,365	8,930

Net Property, Plant and Equipment	509,324	499,940

Regulatory Assets (future amounts owed from customers through the ratemaking process)	129,094	142,190

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,274	4,351
Deferred income taxes	10,228	638
Goodwill	134,931	134,931
Other	1,231	844
Total Deferred Charges and Other Assets	150,664	140,764

Total Assets	$991,064	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	34,212	40,300
Accrued liabilities	15,960	18,089
Current regulatory liabilities	2,625	2,249
Interest accrued	1,703	1,941
Taxes accrued	26,349	5,953
Total Current Liabilities	83,366	71,049

Noncurrent Liabilities
Pension accrued	48,645	54,803
Other post-retirement benefits accrued	18,579	19,215
Other	16,433	16,300
Total Noncurrent Liabilities	83,657	90,318

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	190,671	160,675

Commitments and Contingencies

Capitalization
Long-term debt	235,085	235,715

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	387,737	396,937
Accumulated deficit	(7,901)	(18,685)
Accumulated other comprehensive loss	(312)	(565)
Net Common Stock Equity	398,285	396,448

Total Capitalization	633,370	632,163

Total Liabilities and Capitalization	$991,064	$954,205

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$10,784	$9,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,850	11,615
Deferred income taxes	(10,993)	(5,912)
Pension expense	2,128	1,542
Deferred purchased gas	23,659	12,484
Other non-cash items, net	9,115	903
Changes in:
Accounts receivable, net	(28,171)	(16,227)
Unbilled revenues	2,837	702
Prepayments	(1,074)	1,583
Natural gas in storage	22,953	17,486
Accounts payable	(5,358)	(4,553)
Interest accrued	(238)	(215)
Accrued pension	(7,756)	(5,731)
Taxes accrued	20,396	12,335
Accrued liabilities	(2,311)	1,596
Other assets	(695)	(2,236)
Other liabilities	(1,027)	(3,082)
Total Adjustments	35,315	22,290
Net Cash provided by Operating Activities	46,099	32,130

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(10,145)	(7,799)
Intercompany loan receivable	(32,000)	(10,000)
Other	-	(283)
Net Cash (used in) Investing Activities	(42,145)	(18,082)

Cash Flows from Financing Activities
Distribution of capital	(9,200)	-
Payment of common stock dividend	-	(19,000)
Net Cash (used in) provided by Financing Activities	(9,200)	(19,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,246)	(4,952)
Balance at beginning of period	7,357	6,335
Balance at end of period	$2,111	$1,383

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$593	$163

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2013
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2012	1,407,072	$18,761	$396,937	$(18,685)	$(565)	$396,448

Net income				10,784		10,784
Other comprehensive loss, net of tax					253	253
Distribution of capital			(9,200)			(9,200)
Balance as of March 31, 2013	1,407,072	$18,761	$387,737	$(7,901)	$(312)	$398,285